Exhibit 10.5

FIRST AMENDMENT TO

THE FOREST OIL CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated, effective May 7, 2013)

THIS AMENDMENT is made and entered into by Sabine Oil & Gas Corporation, previously named Forest Oil Corporation (the “Company”):

WITNESSETH:

WHEREAS, the Company maintains the Forest Oil Corporation 1999 Employee Stock Purchase Plan, as amended and restated, effective May 7, 2013 (the “Plan”);

WHEREAS, the Company has approved a Merger Agreement dated May 5, 2014 entered into by and among the Company and the Sabine Parties (as defined in the Merger Agreement), including all amendments thereto, (the “Merger Agreement”);

WHEREAS, the Company does not wish to terminate the Plan;

WHEREAS, in connection with the closing of the transactions contemplated in the Merger Agreement, the Company desires to take action to freeze the ability to participate in, and the continuation of, the Plan by discontinuing all grants of options, Dates of Grant (as defined in the Plan), Option Periods (as defined in the Plan), and payroll deductions under or pursuant to the Plan, effective as of the close of the Option Period ending on December 31, 2014 and before the commencement of the Option Period that would otherwise be scheduled to begin on January 1, 2015 and continuing indefinitely until further action is taken by the Company; and

WHEREAS, the Company has the authority to amend the Plan, pursuant to Section 16 thereof.

NOW THEREFORE, the Plan is hereby amended as follows (this “Amendment”).

1.                                      The ability to participate in, and the continuation of, the Plan shall be frozen by discontinuing all Dates of Grant, Option Periods, and payroll deductions under or pursuant to the Plan, effective as of the close of the Option Period ending on December 31, 2014 and before the commencement of the Option Period that would otherwise be scheduled to begin on January 1, 2015 and continuing indefinitely until further action is taken by the Company.  For the avoidance of doubt:

a.                                      No Date of Grant shall occur on January 1, 2015 or thereafter unless and until further action is taken by the Company.

b.                                      No Option Periods following the Option Period ending on December 31, 2014 shall commence unless and until further action is taken by the Company.

c.                                       All payroll deductions applicable to any Option Period following the Option Period ending on December 31, 2014 shall be canceled unless and until further action is taken by the Company.

d.                                      The Plan is being frozen in all respects unless and until further action is taken by the Company.

e.                                       The Plan is not being terminated.